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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                           Reported): August 30, 2002




                             LEHMAN ABS CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)


       Delaware                        333-76627             13-3447441
-----------------------------          ----------------      ----------
(State or Other Jurisdiction          (Commission           (I.R.S. Employer
of Incorporation)                     File Number)          Identification No.)



         745 Seventh Avenue
         New York, New York                                   10019
         --------------------                                 ----------
           (Address of Principal                             (Zip Code)
            Executive Offices)

Registrant's telephone number, including area code (212) 526-7000
                                                   ----- --------

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Item 5.  Other Events.
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         Lehman ABS Corporation (the "Company") entered into a pooling and servicing agreement dated as of June 30, 2002 among the Company, as depositor (in such capacity, the "Depositor"), GreenPoint Credit, LLC, as servicer and custodian (in such capacities, the "Servicer" and the "Custodian", repsectively), Wells Fargo Bank Minnesota, National Association, as backup servicer (in such capacity, the "Backup Servicer"), and U.S. Bank National Association, as trustee (in such capacity, the "Trustee") (the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement is annexed hereto as
Exhibit 99.1.

         The Company entered into a purchase agreement dated as of June 30, 2002 among the Depositor, GreenPoint Bank and GreenPoint Credit, LLC, as seller (the "Seller") (the "Purchase Agreement"). The Depositor purchased the mortgage loans subsequently sold by it to the Trust. The Purchase Agreement sets forth representations and warranties made by the Seller to the Depositor in respect of the mortgage loans, the benefit of which were assigned by the Depositor to the Trust. The Purchase Agreement is annexed hereto as Exhibit 99.2




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Item 7.  Financial Statements, Pro Forma Financial

         Information and Exhibits.
         ------------------------

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1     Pooling and Servicing Agreement
         99.2     Purchase Agreement



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LEHMAN ABS CORPORATION



                                   By: /s/ Samir Tabet
                                      ---------------------
                                      Name:  Samir Tabet
                                      Title:  Managing Director



Dated:  August 30, 2002


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Exhibit Index
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Exhibit                                                                   Page
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99.1       Pooing and Servicing Agreement                                   6

99.2       Purchase Agreement                                               7



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